Exhibit (a)(1)(vii)

U.S. OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING ORDINARY SHARES HELD BY U.S. HOLDERS AND ALL OUTSTANDING AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES, HELD BY ALL HOLDERS, WHEREVER LOCATED

OF

TIGENIX

FOR

€ 1.78 PER ORDINARY SHARE

AND

€ 35.60 PER AMERICAN DEPOSITARY SHARE, PAYABLE IN U.S. DOLLARS,

BY

TAKEDA PHARMACEUTICAL COMPANY LIMITED

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON MAY 31, 2018, UNLESS THE U.S. OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are an offer to purchase, dated April 30, 2018 (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time, the “ADS Letter of Transmittal”) corresponding to the offer by Takeda Pharmaceutical Company Limited, a company organized under the laws of Japan (“Takeda”), to purchase (the “U.S. Offer”):

1.	up to 100% of the publicly-held ordinary shares (such shares collectively, the “Ordinary Shares” and each an “Ordinary Share”) of TiGenix NV, a limited liability company (naamloze vennootschap / société anonyme) incorporated and existing under the laws of Belgium (“TiGenix”), which amount shall be deemed to include such additional Ordinary Shares as may be issued from time to time as a result of the exercise of Warrants (as defined below), but to exclude any Ordinary Shares that are owned by Takeda and its affiliates and Ordinary Shares as are represented by American Depositary Shares (such shares collectively, “ADSs” and each an “ADS”), that are held by U.S. holders (as that term is defined under instruction 2 to paragraphs (c) and (d) of Rule 14d-1 under the U.S. Securities Exchange Act of 1934, as amended) (the “Exchange Act”) (such holders collectively, “U.S. Holders” and each a “U.S. Holder”), and

2.	up to 100% of the ADSs, with each ADS representing 20 Ordinary Shares, from all holders, wherever located, excluding ADSs owned by Takeda and its affiliates,

at a purchase price of €1.78 for each Ordinary Share (the “Price Per Ordinary Share”) and €35.60 for each ADS (the “Price Per ADS” and, together with the Price Per Ordinary Share, the “Offer Price”), in each case, in cash, without interest, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated April 30, 2018 (the “U.S. Offer to Purchase”), and in the related Share Acceptance Letter, the related ADS Letter of Transmittal and the related Share Withdrawal Letter, as applicable. The Price Per Ordinary Share will be payable in Euros, while the Price Per ADS will be payable in U.S. dollars in the manner described in Section 2 – “Acceptance for Payment and Payment for Ordinary Shares and ADSs” of the U.S. Offer to Purchase.

All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SECURITIES ACCEPT THE OFFERS AND TENDER THEIR SECURITIES TO TAKEDA PURSUANT TO THE OFFERS, AS APPLICABLE.

We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the related the ADS Letter of Transmittal.

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON MAY 31, 2018, UNLESS THE U.S. OFFER IS EXTENDED.

Your attention is directed to the following:

1. The U.S. Offer commenced on April 30, 2018 and will expire at 10:00 a.m., New York City time, on May 31, 2018, unless extended.

2. Simultaneously with the U.S. Offer, Takeda is making an offer in Belgium to purchase all of the outstanding Ordinary Shares and Warrants from all holders, wherever located, for the equivalent price and on substantially the same terms as the U.S. Offer, except as further described in the U.S. Offer to Purchase (the “Belgian Offer” and, together with the U.S. Offer, the “Offers”).

3. The U.S. Offer is open to all holders of ADSs, wherever located, and to all U.S. Holders of Ordinary Shares. The Belgian Offer is open to all holders of Ordinary Shares and to all holders of Warrants, wherever located. Holders of Ordinary Shares that are not U.S. Holders and holders of Warrants, wherever located, may not use the U.S. Offer to Purchase, and may only tender their Ordinary Shares and Warrants into the Belgian Offer. The Offers exclude any Ordinary Shares, ADSs and Warrants that are owned by Takeda and its affiliates.

4. The U.S. Offer is subject to the satisfaction or waiver of various conditions described in Section 15 – “Conditions to the U.S. Offer” of the U.S. Offer to Purchase.

5. Takeda will not pay any fees or commissions to any broker or dealer or to any other person (other than to the U.S Information Agent, the U.S. Share Tender Agent and the U.S ADS Tender Agent) in connection with the solicitation of tenders of ADSs or Ordinary Shares held by U.S. Holders pursuant to the U.S. Offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by Takeda for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers. See Section 17 – “Fees and Expenses” of the U.S. Offer to Purchase for more information.

6. If required by U.S. federal income tax laws, Computershare Inc. (the “U.S. ADS Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the U.S. Offer (see Section 5 – “Certain Tax Consequences – Certain U.S. Federal Income Tax Consequences of the U.S. Offer – Information Reporting and Backup Withholding” of the U.S. Offer to Purchase).

7. Holders of ADSs that cannot deliver such ADSs and all other required documents to the U.S. ADS Tender Agent before 10:00 a.m., New York City time, on the Initial Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in Section 3 – “Procedures for Accepting the U.S. Offer and Tendering Shares and/or ADSs – Guaranteed Delivery” of the U.S. Offer to Purchase.

8. Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the U.S. Offer or any delay in making payment for the Ordinary Shares held by U.S. Holders or the ADSs.

9. The U.S. Offer is being made pursuant to that certain Offer and Support Agreement, between Takeda and TiGenix, dated as of January 5, 2018 (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Transaction Agreement).

10. The U.S. is not subject to a financing condition, as described in more detail in the U.S. Offer to Purchase.

11. The Board of Directors of TiGenix unanimously recommended that holders of Securities accept the Offers and tender their Securities to Takeda pursuant to the Offers, as applicable.

A tender of the ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer. An envelope in which to return your instructions to us is enclosed for your convenience.

THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Payment for ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the U.S. ADS Tender Agent in accordance with the procedures set forth in Section 3 – “Procedures for Accepting the U.S. Offer and Tendering Shares and/or ADSs” of the U.S. Offer to Purchase.

You may request additional information or copies of the U.S. Offer to Purchase and ADS Letter of Transmittal from the U.S. Information Agent at its address and telephone number set forth below.

The U.S. Information Agent for the U.S. Offer is:

Georgeson LLC 1290 Avenue of the Americas, 9th Floor, New York, NY 10104 E-mail: TIG-offer@georgeson.com

U.S. Toll Free Number for Holders of Securities: +1 (866) 391-6921

INSTRUCTION FORM WITH RESPECT TO

U.S. OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING ORDINARY SHARES HELD BY U.S. HOLDERS AND ALL OUTSTANDING AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES, HELD BY ALL HOLDERS, WHEREVER LOCATED

OF

TIGENIX NV

BY

TAKEDA PHARMACEUTICAL COMPANY LIMITED

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED APRIL 30, 2018

The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal, will be determined by Takeda, in its sole discretion and that Takeda reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.

Number of ADSs to be Tendered:	SIGN HERE

ADSs*

Signature(s)

Account Number:

Name(s)

Dated , 2018

Address(es)
* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.
Area Code and Telephone Number

Taxpayer Identification or Social Security Number

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